Exhibit 99.1

Amber Road Announces Third Quarter 2017 Financial Results

EAST RUTHERFORD, N.J.--(BUSINESS WIRE)--November 2, 2017--Amber Road, Inc. (NYSE:AMBR), a leading provider of global trade management (GTM) solutions, today announced its financial results for the third quarter ended September 30, 2017.

Jim Preuninger, Chief Executive Officer of Amber Road, stated, “I am particularly pleased that we generated positive Adjusted EBITDA as we set the Company on a path towards sustainable and growing profitability and cash flow. We continue to benefit from the investments we have made to expand our presence into new geographies and markets, extending our competitive differentiation through product innovation while maintaining a strong focus on cost controls to improve profitability. We enter the seasonally strong fourth quarter with a solid pipeline of opportunities and good visibility into these opportunities.”

Third Quarter 2017 Financial Highlights

Revenue

  Total revenue was $20.2 million, an increase compared to $18.9 million for the comparable period of 2016.
  Subscription revenue was $14.9 million, an increase compared to $14.1 million for the comparable period of 2016.
  Professional services revenue was $5.3 million, an increase compared to $4.8 million for the comparable period of 2016.

Operating Loss

  GAAP operating loss was $(1.8) million, compared to $(3.5) million for the comparable period of 2016.
  Non-GAAP adjusted operating loss(1) was $(11,862), compared to $(1.7) million for the comparable period of 2016.

Net Loss

  GAAP net loss was $(2.2) million, compared to $(3.8) million for the comparable period of 2016.
  GAAP basic and diluted net loss per common share was $(0.08), compared to $(0.14) for the comparable period of 2016, based on 27.5 million and 26.8 million basic and diluted weighted average common shares outstanding, respectively.
  Non-GAAP adjusted net loss(1) was $(0.4) million, compared to $(2.0) million for the comparable period of 2016.
  Non-GAAP adjusted net loss per common share was $(0.02), compared to $(0.08) for the comparable period of 2016, based on 27.5 million and 26.8 million basic and diluted weighted average common shares outstanding, respectively.

Adjusted EBITDA

  Adjusted EBITDA was $1.0 million for the three months ended September 30, 2017 and $16,140 for the comparable period of 2016.

Balance Sheet and Cash Flow

  Cash and cash equivalents at September 30, 2017 totaled $8.3 million, compared to $15.4 million at December 31, 2016.
  Cash used in operating activities was $(2.8) million for the nine months ended September 30, 2017, compared to cash used in operating activities of $(38,854) for the nine months ended September 30, 2016.

A reconciliation of GAAP operating loss and net loss to Non-GAAP adjusted operating loss and net loss, of GAAP net loss to Adjusted EBITDA and of GAAP total revenue to Non-GAAP total revenue has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Third Quarter 2017 Business Highlights

  Announced that GEODIS, part of SCNF Logistics, has chosen the Amber Road Export On-Demand solution to screen third-party trade partners to ensure compliance with global sanctions and embargo lists. Using the Restricted Party Screening module in Amber Road’s Export On-Demand solution, GEODIS will be able to transform its screening processes, replacing numerous disparate and partial systems with a single system covering its worldwide operations.
  Announced that its software platform has expanded support for the new import filing requirements under the United States Automated Commercial Environment (ACE) Single Window for Partner Government Agencies (PGAs). US Customs and Border Protection is leveraging the ACE system to implement the concept of the Single Window with all PGAs.

Business Outlook

Based on information available as of November 2, 2017, Amber Road is issuing guidance for the fourth quarter and full year 2017. Refer to the reconciliation of GAAP guidance to non-GAAP guidance tables at the end of this release for details on non-GAAP adjustments.

Fourth Quarter 2017:

  Total revenue is expected to be in the range of $20.0 million to $20.6 million.
  Non-GAAP adjusted operating loss(1) is expected to be in the range of $(1.2) million to $(0.6) million.
  Non-GAAP adjusted net loss per common share is expected to be in the range of $(0.07) to $(0.04). This assumes 28.0 million basic and diluted shares outstanding.

Full Year 2017:

  Total revenue is expected to be in the range of $78.4 million to $79.0 million.
  Non-GAAP adjusted operating loss(1) is expected to be in the range of $(6.4) million to $(5.8) million.
  Non-GAAP adjusted net loss per common share is expected to be in the range of $(0.31) to $(0.29). This assumes 28.0 million basic and diluted shares outstanding.

Endnotes:

(1)	For 2017, non-GAAP adjusted operating loss and adjusted net loss excludes stock-based compensation and change in fair value of contingent consideration liability. For 2016, non-GAAP adjusted operating loss and adjusted net loss excludes stock-based compensation, change in fair value of contingent consideration liability, purchase accounting deferred revenue adjustment, acquisition compensation costs and acquisition related costs.

Conference Call Information

Amber Road will host a conference call on Thursday, November 2, 2017 at 5:00 p.m. Eastern Time (ET) to discuss the Company’s third quarter financial results and its business outlook. To access this call, dial (800)-289-0548 (domestic) or (719) 457-2615 (international). The conference ID is 2296616. Additionally, a live webcast of the conference call will be available in the “Investor Relations” section of the Company’s web site at www.AmberRoad.com.

Following the conference call, a replay will be available until November 9, 2017 at (844)-512-2921 (domestic) or (412)-317-6671 (international). The replay pass code is 2296616. An archived webcast of this conference call will also be available in the “Investor Relations” section of the Company’s web site at www.AmberRoad.com.

About Amber Road

Amber Road’s (NYSE: AMBR) mission is to dramatically transform the way companies conduct global trade. As a leading provider of cloud-based global trade management (GTM) software, trade content and training, we help companies all over the world create value through their global supply chain by improving margins, achieving greater agility and lowering risk. We do this by creating a digital model of the global supply chain that enables collaboration between buyers, sellers and logistics companies. We replace manual and outdated processes with comprehensive automation for global trade activities, including sourcing, supplier management, production tracking, transportation management, supply chain visibility, import and export compliance, and duty management. We provide rich data analytics to uncover areas for optimization and deliver a platform that is responsive and flexible to adapt to the ever-changing nature of global trade.

Non-GAAP Financial Measures

To provide investors with additional information regarding our financial results, Amber Road has provided non-GAAP financial measures and non-GAAP guidance within this press release including non-GAAP adjusted operating and net loss and adjusted EBITDA, financial measures that are not calculated in accordance with generally accepted accounting principles, or GAAP. Provided below is a reconciliation of GAAP operating and net loss to non-GAAP adjusted operating and net loss, and net loss to adjusted EBITDA. EBITDA consists of net loss plus depreciation and amortization, interest expense (income) and income tax expense. Adjusted EBITDA consists of EBITDA plus stock-based compensation, changes in the fair value of contingent consideration liability, purchase accounting adjustment to deferred revenue, acquisition compensation costs and acquisition related costs. Amber Road has included these non-GAAP measures in this press release because it assists in comparing performance on a consistent basis across reporting periods, as it removes from operating results the impact of the Company’s capital structure. Amber Road believes these non-GAAP measures are useful to an investor in evaluating its operating performance because they are often used by the financial community to measure a company’s operating performance without regard to items such as depreciation and amortization, which can vary depending upon accounting methods and the book value of assets, and to present a meaningful measure of performance exclusive of its capital structure and the method by which assets were acquired.

Amber Road’s use of these non-GAAP measures has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of its results as reported under GAAP. Some of these limitations are:

  although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and these non-GAAP measures do not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
  these non-GAAP measures do not reflect changes in, or cash requirements for, working capital needs;
  these non-GAAP measures do not reflect the potentially dilutive impact of equity-based compensation;
  these non-GAAP measures do not reflect interest or tax payments that may represent a reduction in cash available; and
  other companies, including companies in Amber Road’s industry, may calculate adjusted EBITDA differently, which reduces its usefulness as a comparative measure.

Because of these and other limitations, you should consider these non-GAAP measures together with other GAAP-based financial performance measures, including various cash flow metrics, net loss and other GAAP results. A reconciliation of GAAP operating and net loss to non-GAAP adjusted operating and net loss, and adjusted EBITDA has been provided in the financial statement tables included in this press release.

Cautionary Language Concerning Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical facts, but instead represent only our current expectations and beliefs, and therefore, contain risks and uncertainties about future events or our future financial performance, including, but not limited to, achieving revenue from bookings, closing business from the sales pipeline, new customer deployments and maintaining these relationships, the ability to reduce operating losses and use of cash, and attaining profitability. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue,” and similar expressions, whether in the negative or affirmative. These statements are only predictions and may be inaccurate. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors, including the risks outlined in our filings with the Securities and Exchange Commission (SEC), including, without limitation, our annual, periodic and current SEC reports. These factors may cause our actual results to differ materially from any forward-looking statement. Although we believe that the expectations reflected in the forward-looking statements are reasonable, our future results, levels of activity, performance or achievements may differ from our expectations. Other than as required by law, we do not undertake to update any of the forward-looking statements after the date of this press release, even though our situation may change in the future.

AMBER ROAD, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheet
(Unaudited)

	September 30, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$8,282,234	$15,408,133
Accounts receivable, net	15,465,557	19,661,156
Unbilled receivables	992,875	314,328
Deferred commissions	4,396,974	4,420,632
Prepaid expenses and other current assets	1,926,004	1,719,612
Total current assets	31,063,644	41,523,861
Property and equipment, net	9,894,886	9,978,255
Goodwill	43,777,158	43,907,017
Other intangibles, net	5,263,149	6,148,820
Deferred commissions	7,013,656	8,046,664
Deposits and other assets	1,154,004	884,471
Total assets	$98,166,497	$110,489,088
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,860,562	$2,724,591
Accrued expenses	9,365,484	14,127,304
Current portion of capital lease obligations	1,270,056	1,155,964
Deferred revenue	35,199,938	34,464,264
Current portion of term loan, net of discount	714,391	593,336
Total current liabilities	48,410,431	53,065,459
Capital lease obligations, less current portion	1,564,396	1,276,700
Deferred revenue, less current portion	1,887,526	2,135,620
Term loan, net of discount, less current portion	13,017,989	13,614,514
Revolving credit facility	6,100,000	6,000,000
Other noncurrent liabilities	1,560,533	1,825,317
Total liabilities	72,540,875	77,917,610
Stockholders’ equity:
Common stock, $0.001 par value; 100,000,000 shares authorized; issued and outstanding 27,209,232 and 26,926,268 shares at September 30, 2017 and December 31, 2016, respectively	27,209	26,926
Additional paid-in capital	193,265,714	188,811,896
Accumulated other comprehensive loss	(1,568,375)	(1,336,792)
Accumulated deficit	(166,098,926)	(154,930,552)
Total stockholders’ equity	25,625,622	32,571,478
Total liabilities and stockholders’ equity	$98,166,497	$110,489,088

AMBER ROAD, INC. AND SUBSIDIARIES
Condensed Consolidated Statement of Operations
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenue:
Subscription	$14,944,160	$14,079,394	$43,532,217	$39,358,586
Professional services	5,269,090	4,771,407	14,910,883	14,595,827
Total revenue	20,213,250	18,850,801	58,443,100	53,954,413
Cost of revenue (1):
Cost of subscription revenue	4,903,483	4,964,971	16,066,645	14,988,695
Cost of professional services revenue	4,247,519	3,845,548	12,396,228	11,872,116
Total cost of revenue	9,151,002	8,810,519	28,462,873	26,860,811
Gross profit	11,062,248	10,040,282	29,980,227	27,093,602
Operating expenses (1):
Sales and marketing	5,551,239	5,488,309	17,043,562	16,968,999
Research and development	3,830,431	4,231,492	11,201,577	12,119,137
General and administrative	3,517,187	3,782,591	11,247,825	11,329,134
Total operating expenses	12,898,857	13,502,392	39,492,964	40,417,270
Loss from operations	(1,836,609)	(3,462,110)	(9,512,737)	(13,323,668)
Interest income	1,238	4,810	2,564	55,858
Interest expense	(272,293)	(221,370)	(751,644)	(643,543)
Loss before income taxes	(2,107,664)	(3,678,670)	(10,261,817)	(13,911,353)
Income tax expense	130,039	112,580	906,557	306,465
Net loss	$(2,237,703)	$(3,791,250)	$(11,168,374)	$(14,217,818)

Net loss per common share:
Basic and diluted	$(0.08)	$(0.14)	$(0.41)	$(0.53)
Weighted-average common shares outstanding:
Basic and diluted	27,471,248	26,809,137	27,377,058	26,609,322

________________________________________________________________________

(1) Includes stock-based compensation as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Cost of subscription revenue	$214,033	$219,120	$591,965	$638,069
Cost of professional services revenue	153,357	128,254	405,129	377,467
Sales and marketing	321,226	238,324	780,626	675,057
Research and development	401,567	304,501	987,427	847,057
General and administrative	734,564	564,626	1,513,898	1,669,410
	$1,824,747	$1,454,825	$4,279,045	$4,207,060

AMBER ROAD, INC. AND SUBSIDIARIES
Condensed Consolidated Statement of Cash Flows
(Unaudited)

	Nine Months Ended September 30,
	2017	2016
Cash flows from operating activities:
Net loss	$(11,168,374)	$(14,217,818)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,015,240	5,063,509
Bad debt expense	305,612	523,403
Stock-based compensation	4,279,045	4,207,060
Acquisition related deferred compensation	—	851,931
Changes in fair value of contingent consideration liability	18,525	10,469
Accretion of debt discount	28,981	47,186
Changes in operating assets and liabilities:
Accounts receivable and unbilled receivables	3,239,595	5,352,339
Prepaid expenses and other assets	823,889	(2,074,943)
Accounts payable	(967,975)	(418,732)
Accrued expenses	(1,172,824)	2,669,696
Settlement of contingent accrued compensation related to former ecVision founder	(2,366,469)	—
Other liabilities	(264,429)	(2,025,820)
Deferred revenue	477,278	(27,134)
Net cash used in operating activities	(2,751,906)	(38,854)
Cash flows from investing activities:
Capital expenditures	(169,739)	(220,718)
Addition of capitalized software development costs	(1,217,126)	(1,859,969)
Addition of intangible assets	—	(275,000)
Cash paid for deposits	(205,264)	(143,836)
Decrease (increase) in restricted cash	(259)	113,094
Net cash used in investing activities	(1,592,388)	(2,386,429)
Cash flows from financing activities:
Proceeds from revolving line of credit	18,350,000	14,250,000
Payments on revolving line of credit	(18,250,000)	(13,750,000)
Payments on term loan	(468,750)	(281,250)
Debt financing costs	(35,701)	—
Repayments on capital lease obligations	(1,237,031)	(1,052,029)
Proceeds from the exercise of stock options	175,056	1,467,749
Contingent consideration related to ecVision acquisition	(1,308,525)	—
Net cash provided by (used in) financing activities	(2,774,951)	634,470
Effect of exchange rate on cash and cash equivalents	(6,654)	(423,250)
Net decrease in cash and cash equivalents	(7,125,899)	(2,214,063)
Cash and cash equivalents at beginning of period	15,408,133	17,854,523
Cash and cash equivalents at end of period	$8,282,234	$15,640,460

Supplemental disclosures of cash flow information:
Cash paid for interest	$717,057	$564,401
Non-cash property and equipment acquired under capital lease	1,638,819	246,286
Non-cash property and equipment purchases in accounts payable	46,545	—

Reconciliation of Net Loss to Adjusted EBITDA
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net loss	$(2,237,703)	$(3,791,250)	$(11,168,374)	$(14,217,818)
Depreciation and amortization expense	1,007,083	1,729,448	4,015,240	5,063,509
Interest expense	272,293	221,370	751,644	643,543
Interest income	(1,238)	(4,810)	(2,564)	(55,858)
Income tax expense	130,039	112,580	906,557	306,465
EBITDA	(829,526)	(1,732,662)	(5,497,497)	(8,260,159)
Stock-based compensation	1,824,747	1,454,825	4,279,045	4,207,060
Change in fair value of contingent consideration liability	—	10,000	18,525	10,469
Purchase accounting deferred revenue adjustment	—	—	—	69,095
Acquisition compensation costs	—	283,977	—	851,931
Acquisition related costs	—	—	—	5,420
Adjusted EBITDA	$995,221	$16,140	$(1,199,927)	$(3,116,184)

Reconciliation of Net Loss to Non-GAAP Adjusted Net Loss
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net loss	$(2,237,703)	$(3,791,250)	$(11,168,374)	$(14,217,818)
Stock-based compensation	1,824,747	1,454,825	4,279,045	4,207,060
Change in fair value of contingent consideration liability	—	10,000	18,525	10,469
Purchase accounting deferred revenue adjustment	—	—	—	69,095
Acquisition compensation costs	—	283,977	—	851,931
Acquisition related costs	—	—	—	5,420
Non-GAAP adjusted net loss	$(412,956)	$(2,042,448)	$(6,870,804)	$(9,073,843)

Adjusted non-GAAP net loss per common share:
Basic and diluted	$(0.02)	$(0.08)	$(0.25)	$(0.34)

Weighted-average common shares outstanding:
GAAP weighted average number of common shares outstanding - basic and diluted	27,471,248	26,809,137	27,377,058	26,609,322

Reconciliation of Loss from Operations to Non-GAAP Adjusted Loss from Operations
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Loss from operations	$(1,836,609)	$(3,462,110)	$(9,512,737)	$(13,323,668)
Stock-based compensation	1,824,747	1,454,825	4,279,045	4,207,060
Change in fair value of contingent consideration liability	—	10,000	18,525	10,469
Purchase accounting deferred revenue adjustment	—	—	—	69,095
Acquisition compensation costs	—	283,977	—	851,931
Acquisition related costs	—	—	—	5,420
Non-GAAP adjusted loss from operations	$(11,862)	$(1,713,308)	$(5,215,167)	$(8,179,693)

Based on information available as of November 2, 2017, the following tables show 2017 GAAP guidance reconciled to non-GAAP guidance for the fourth quarter and full year 2017 as indicated below (numbers in millions, except per share data):

Reconciliation of Loss from Operations to Non-GAAP Adjusted Loss from Operations Guidance
(Unaudited)

	Fourth Quarter 2017		Full Year 2017
	Low	High	Low	High
Loss from operations	$(2.6)	$(2.0)	$(12.1)	$(11.5)
Stock-based compensation	1.4	1.4	5.7	5.7
Non-GAAP adjusted loss from operations	$(1.2)	$(0.6)	$(6.4)	$(5.8)

Reconciliation of Net Loss per Share to Non-GAAP Adjusted Net Loss per Share Guidance ((1))
(Unaudited)

	Fourth Quarter 2017		Full Year 2017
	Low	High	Low	High
Net loss per share, basic and diluted	$(0.12)	$(0.09)	$(0.51)	$(0.49)
Stock-based compensation	0.05	0.05	0.20	0.20
Non-GAAP adjusted net loss per share, basic and diluted	$(0.07)	$(0.04)	$(0.31)	$(0.29)

(1) This assumes weighted average shares outstanding - basic and diluted	28.0	28.0	28.0	28.0

CONTACT:
Investor Relations
ICR
Staci Mortenson, 201-806-3663
InvestorRelations@AmberRoad.com
or
Amber Road
Annika Helmrich (US & Canada)
+1 201 806 3656
AnnikaHelmrich@AmberRoad.com
or
Martijn van Gils (Europe & Asia)
+31 858769534
MartijnvanGils@AmberRoad.com